UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2026

Archimedes Tech SPAC Partners III Co.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-43071	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2093 Philadelphia Pike #1968, Claymont, DE	19703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (725) 312-2430

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share and one-fourth of one redeemable Warrant	ARCIU	The Nasdaq Stock Market LLC
Ordinary Shares, par value $0.0001 per share	ARCI	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Ordinary Share	ARCIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 28, 2026, Long Long notified the board of directors of Archimedes Tech SPAC Partners III Co. (the “Company”) of his resignation as Chief Executive Officer of the Company, effective immediately. Mr. Long’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Long will continue to serve as a member on the Company’s board of directors.

On the same date, Ben Landen was appointed as the Chief Executive Officer by the Company’s board of directors, effective immediately. Mr. Landen will continue serving as Chief Technology Officer.

Ben Landen, 38, has been Chief Technology Officer of the Company since December 2025; Mr. Landen was previously its Chief Executive Officer and a director from August 2025 to December 2025. Since February 2025, Mr. Landen has served as a Special Advisor to Archimedes Tech SPAC Partners II Co. From 2021 to 2022, Mr. Landen served as a Special Advisor to Archimedes Tech SPAC Partners Co. In 2020, Mr. Landen co-founded Superposition Venture Partners, a technology-focused early-stage and pre-IPO investment firm and serves as its Managing Director. From 2021 to October 2025, Mr. Landen served as the Vice President of Business Development for the autonomous vehicle solutions developer, Cyngn Inc., after serving as the Senior Director of Product and Partnership for Cyngn Inc. from 2019. From 2017 to 2019, Mr. Landen served as the Head of Product & Business Development at DeepScale, a venture-backed startup that developed AI perception solutions for autonomous vehicles (acquired by Tesla in 2019). Mr. Landen began his career as one of the first automotive business managers of Maxim Integrated, where he spearheaded the fledgling automotive business unit’s growth and ultimately managed a $100 million automotive semiconductor product line.

No family relationships exist between Mr. Landen and any of the Company’s directors or other executive officers. There is no arrangement or understanding between Mr. Landen and any other persons pursuant to which he was selected as an officer. Other than as previously disclosed in the Company’s filings with the Securities and Exchange Commission, there are no related party transactions involving Mr. Landen that are reportable under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Archimedes Tech SPAC Partners III Co.

By:	/s/ Ben Landen
Name:	Ben Landen
Title:	Chief Executive Officer

Dated: May 1, 2026